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                                                                   EXHIBIT 10.27


                           ALTUS PHARMACEUTICALS INC.
                   EXECUTIVE OFFICER COMPENSATION INFORMATION



The Compensation Committee of the Board of Directors (the "Compensation Committee") of Altus Pharmaceuticals Inc. ("Altus") has approved the 2005 fiscal year cash bonuses and 2006 fiscal year annual base salaries, effective as of January 1, 2006, of Altus' Chief Executive Officer and its four other most highly compensated executive officers who were employed by us as of December 31, 2005 and earned more than $100,000 in salary and bonus for the year ended December 31, 2005 (the "named executive officers").

Name and Position                           2005 Base Salary ($)      2006 Base Salary ($)       2005 Bonus ($)    2006 Bonus ($)
-----------------                           --------------------      --------------------       --------------    --------------
Sheldon Berkle                                    400,000                   412,000                 153,000             (1)
President and Chief Executive Officer

Don G. Burstyn, Ph.D.                             256,875                   269,462                 25,000              (1)
Vice President, Regulatory Affairs and
Quality Assurance

Robert Gallotto                                   210,000                   240,000                 38,000              (1)
Vice President, Strategic Planning and
Alliance Management

Jonathan I. Lieber                                206,000                   250,000                 38,000              (1)
Vice President, Chief Financial Officer
and Treasurer

Alexey L. Margolin, Ph.D.                         271,282                   286,203                 67,000              (1)
Chief Scientific Officer

      The 2005 fiscal year cash bonuses for Altus' Chief Executive Officer and the named executive officers was determined by the Compensation Committee based upon overall corporate performance together with a subjective assessment by the Compensation Committee of each officer's achievement of previously established performance goals which relate to the officer's areas of responsibility.

      (1) For the 2006 fiscal year, the named executive officers are eligible to receive a cash bonus of up to 20% of their base salary, except for Altus' Chief Executive Officer,
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who is eligible to receive a cash bonus of up to 50% of his base salary, upon the achievement of individual performance goals.


      Further information with respect to the compensation of Altus' named executive officers is set forth in the Registration Statement on Form S-1 (File No. 333-129037).